                                                             Exhibit 99.906 CERT

                            OHIO NATIONAL FUND, INC.
                                  JUNE 30, 2005
                           SECTION 906 CERTIFICATIONS


John J. Palmer and R. Todd Brockman, respectively, the President and Treasurer of Ohio National Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge and belief that:

1. The Registrant's report on Form N-CSR for June 30, 2005 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


September 6, 2005                                    September 6, 2005
------------------                                   --------------------
Date                                                 Date

/s/ John J. Palmer                                   /s/ R. Todd Brockman
------------------                                   --------------------
John J. Palmer                                       R. Todd Brockman
President                                            Treasurer
Ohio National Fund, Inc.                             Ohio National Fund, Inc.


A signed original of this written statement required by Section 906 has been provided to Ohio National Fund, Inc. and will be retained by Ohio National Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.